SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): April 12, 2001


                               GENERAL MILLS, INC.
                 ----------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


           Delaware                 1-1185                 41-0274440
     -----------------           -----------           -------------------
   (State of Incorporation)      (Commission             (IRS Employer
                                 File Number)          Identification No.)


Number One General Mills Boulevard
    Minneapolis, Minnesota                                    55426
   (Mail:  P.O. Box 1113)                                 (Mail:  55440)
----------------------------------                        -------------
(Address of Principal Executive Offices)                   (Zip Code)


Registrant's telephone number, including area code:  (763) 764-7600

ITEM 5.   OTHER EVENTS

      On April 12, 2001, General Mills, Inc., a Delaware corporation ("General Mills"), General Mills North American Businesses, Inc., a Delaware corporation and wholly owned subsidiary of General Mills, Diageo plc, a public limited company incorporated under the laws of England and Wales ("Diageo"), and The Pillsbury Company, a Delaware corporation and indirect wholly owned subsidiary of Diageo ("Pillsbury"), entered into an amendment (the "First Amendment") to the Agreement and Plan of Merger (the "Merger Agreement") dated as of July 16, 2000 among such parties, under which General Mills agreed to acquire the worldwide operations of Pillsbury.

      The First Amendment extends to the close of business on June 30, 2001, the time after which either General Mills or Diageo has the right to terminate the Merger Agreement in the event the acquisition of Pillsbury's worldwide businesses by General Mills has not been completed.

      The text of the First Amendment is attached as Exhibit 10.1 hereto and is hereby incorporated by reference herein. The above description of the First Amendment is qualified in its entirety by reference to the text of the First Amendment.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

      (c)   Exhibits.  The following exhibits are filed as part of this report:
            --------

              10.1 First Amendment to Agreement and Plan of Merger, dated as of April 12, 2001, by and among General Mills, Inc., General Mills North American Businesses, Inc.,
                         Diageo plc and The Pillsbury Company

                                    SIGNATURE


            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  April 13, 2001

                                       GENERAL MILLS, INC.


                                       By: /s/ James A. Lawrence
                                           ------------------------------
                                           Name:   James A. Lawrence
                                           Title:  Executive Vice President,
                                                   Chief Financial Officer

                                  EXHIBIT INDEX

Exhibit
Number                        Description
-------                       -----------

  10.1 First Amendment to Agreement and Plan of Merger, dated as of April 12, 2001, by and among General Mills, Inc., General Mills North American Businesses, Inc., Diageo plc and The Pillsbury Company